Exhibit 8.0
               Opinion of Wetherington, LeFloch & Hamilton, P.A.
                             Regarding Tax Matters



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                                September 8, 1997




Board of Directors
Federal Trust Corporation
1211 Orange Avenue
Winter Park, Florida 32789

         Re:      Federal Trust Corporation, Winter Park, FL,  "Rights Offering"


Gentlemen:

         You have requested our opinion with respect to the tax implications relating to the Federal Trust Corporation ("Rights Offering") which is the subject of a registration statement that has been filed with the Securities and Exchange Commission (the "Registration Statement"). This opinion is issued in connection with that Registration Statement and the purposes set forth below.

         It is our opinion that the discussions and the legal conclusions set forth in the "Certain Federal Income Tax Considerations" of the Registration Statement are accurate and complete in all material respects and constitute our opinion as material federal income tax consequences to shareholders of Federal Trust Corporations ("Company").

  It is also our opinion that upon the exercise of the subscription right (as that term in defined in the Registration Statement), the shareholder will not recognize any gain or loss and that the basis of each common share acquired will equal the sum of the subscription price and the basis, if any, in the subscription right exercised. Further it is our opinion that a current shareholder of the company will have a zero basis in the subscription unless the shareholder elects under Section 307 of the Internal Revenue Code of 1986, as amended, to allocate any portion of their subscription right to their existing common stock.

         The election, if any, under Section 307 is to be made in the timely filed return for the year in which the rights were received. Once made, the election is irrevocable with respect to the rights exercised for which the election made. The election must be made with respect to all the rights received by the shareholder in a particular distribution in respect of all the stock of the same class owned by the shareholder in the issuing corporation at the time of the distribution. The election should be in the form of a statement attached to the shareholder's return. (Reg. Section 1.307-2) Igler & Dougherty, P.A. September 8, 1997


         Our opinion is based and conditioned upon the initial and continuing accuracy of the facts and factual matters set forth in the "Rights Offering" and the financial information contained in the Registration Statement. In rendering this opinion we have assumed that all the representations, warranties and statements made or agreed to by the Corporation are true and accurate; that any representations, warranties or statements made in the "Rights Offering," "to the best knowledge of", or otherwise similarly qualified, is correct without qualification and that all the covenants contained in the "Rights Offering" are performed without waiver or breach of any material provision thereof. Our opinion is also based upon the existing provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated or proposed


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thereunder and  interpretations  thereof by the Internal Revenue Service and the courts, all of which are subject to change with prospectus or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.

         Decisions concerning federal income tax are complex and should be made based upon knowledge of the unique circumstances of each individual. Each shareholder of the Company should consult his or her advisor concerning the effects of this transaction on his or her taxes and whether or not to make the election under Section 307 of the Internal Revenue Code discussed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Securities and Exchange Commission Form S-1 Registration Statement and the use of our name in the Prospectus in connection with the caption "Summary Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                    Very truly yours,

                     WETHERINGTON, LeFLOCH & HAMILTON, P.A.



                   By: /s/ Eugene M. LeFloch
                           Eugene M. LeFloch

EML:jrd

Federal Trust Corporation Opinion

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